Exhibit 32.1

CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

I, Ralph C. Derrickson, President and Chief Executive Officer, certify that:

1. To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of BSQUARE Corporation.

Dated: August 13, 2020	/s/ Ralph C. Derrickson
Ralph C. Derrickson
President and Chief Executive Officer